UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2016

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24955 Interstate 45 North

The Woodlands, Texas 77380

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement.

On December 9, 2016, TETRA Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale in a firm commitment underwritten offering of 19,400,000 shares (the “Initial Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a price to the public of $5.15 per share ($4.91825 per share net of underwriting discounts) and warrants (the “Warrants”) to purchase 9,700,000 shares of Common Stock (the “Initial Warrant Shares”) at an exercise price of $5.75 per share prior to the 60-month expiration date of the Warrants. Pursuant to the Underwriting Agreement, the Company granted to the Underwriters an option for a period of 30 days (the “Option”) to purchase up to an additional 2,910,000 shares of Common Stock (together with the Initial Shares, the “Shares”) at the same per share price and warrants to purchase an additional 1,455,000 shares of Common Stock (together with the Initial Warrants, the “Warrants”) on the same terms. On December 12, 2016, the Underwriters exercised the Option in full.

The Underwriting Agreement contains customary representations, warranties and agreements of the parties, and customary conditions to closing, obligations of the parties and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Warrants are being issued pursuant to a Warrant Agreement, dated December 14, 2016 (the “Warrant Agreement”), between the Company and Computershare Trust Company, N.A. The Warrants are exercisable immediately upon issuance and from time to time thereafter through and including the fifth year anniversary of the initial issuance date. At the request of a holder following a change of control, the Company or the successor entity will exchange such Warrant for consideration in accordance with a Black Scholes option pricing model in the form of, at the Company’s election, Rights (as defined in the Warrant Agreement) or cash. Similarly, within a period of time prior to the consummation of a change of control, the Company has the right to redeem all of the Warrants for cash in an amount determined in accordance with a Black-Scholes option pricing model.

The Company intends to use the net proceeds of the offering to repay outstanding indebtedness.

Affiliates of J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are lenders under our revolving credit facility and an affiliate of J.P. Morgan Securities LLC is administrative agent under our revolving facility.

The closing of the offering occurred on December 14, 2016. The foregoing descriptions of the Underwriting Agreement and the Warrant Agreement are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement and the Warrant Agreement, which are filed as Exhibit 1.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 9, 2016, by and among TETRA Technologies, Inc. and J.P. Morgan Securities LLC, as representative of the several underwriters named therein.

4.1	Warrant Agreement, dated December 14, 2016, between TETRA Technologies, Inc. and Computershare Trust Company, N.A.

4.2	Form of Warrant Certificate (included in Exhibit 4.1 hereto).

5.1	Opinion of Andrews Kurth Kenyon LLP.

23.1	Consent of Andrews Kurth Kenyon LLP (included in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2016	TETRA Technologies, Inc.

	By:	/s/ Stuart M. Brightman
Name: Stuart M. Brightman
Title: President & Chief Executive Officer

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 9, 2016, by and among TETRA Technologies, Inc. and J.P. Morgan Securities LLC, as representative of the several underwriters named therein.

4.1	Warrant Agreement, dated December 14, 2016, between TETRA Technologies, Inc. and Computershare Trust Company, N.A.

4.2	Form of Warrant Certificate (included in Exhibit 4.1 hereto).

5.1	Opinion of Andrews Kurth Kenyon LLP.

23.1	Consent of Andrews Kurth Kenyon LLP (included in Exhibit 5.1 hereto).